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                                                                    EXHIBIT 23

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intel Corporation of our report dated January 11, 1999, included in the 1998 Annual Report to Stockholders of Intel Corporation.

Our audits also include the financial statement schedule of Intel Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-10392, 2-73464, 2-56648, 33-33983, 2-90217,
33-29672, 33-41771, 33-63489, 333-20951, 333-24229, 333-45391, 333-45395, and
333-67537; and Form S-3 Nos. 33-20117, 33-54220, 33-58964, and 33-56107) of our
report dated January 11, 1999, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Intel Corporation.

                                                 /s/ Ernst & Young LLP

San Jose, California
March 24, 1999